EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 15, 2001 on DIANON Systems, Inc.'s 401(k) Retirement Plan included in this Form 11-K into the company's previously filed From S-8 Registration File No. 333-61754.


Arthur Andersen LLP


Stamford, Connecticut
June 27, 2001